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                                                                    EXHIBIT 99.4

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9


GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYOR -- Social Security numbers have nine digits separated by two hyphens, i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen, i.e, 00-0000000. The table below will help determine the number to give the payor.

                                                                          GIVE THE NAME AND
                                                                          SOCIAL SECURITY
FOR THIS TYPE OF ACCOUNT:                                                 NUMBER OF:

1.    Individual                                                          The individual

2.    Two or more individuals (joint account)                             The actual owner of the account or, if
                                                                          combined funds, the first individual on
                                                                          the account (1)
3.    Custodian account of a minor (Uniform Gift                          The minor (2)
      to Minors Act)

4.a.  The usual revocable savings trust account                           The grantor-trustee (1)
      (grantor is also trustee)

  b.  So-called trust account that is not a                               The actual owner (1)
      legal or valid trust under state law

5.    Sole proprietorship                                                 The owner (3)

                                                                          GIVE THE NAME AND
                                                                          EMPLOYER IDENTIFICATION
FOR THIS TYPE OF ACCOUNT:                                                 NUMBER OF:
6.    Sole Proprietorship                                                 The owner (3)

7.    A valid trust, estate, or pension trust                             Legal entity (4)

8.    Corporate                                                           The corporation

9.    Association, club, religious, charitable,                           The organization
      educational, or other tax-exempt
      organization

10.   Partnership                                                         The partnership

11.   A broker or registered nominee                                      The broker or nominee

12.   Account with the Department of Agriculture                          The public entity
      in the name of a public entity (such as a state or
      local government, school district, or prison) that
      receives agricultural program payments


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(1)      List first and circle the name of the person whose number you furnish.
         If only one person on a joint account has a social security number, that person's number must be furnished.

(2)      Circle the minor's name and furnish the minor's social security number.

(3) You must show your individual name, but you may also enter your business name or "doing business as" name. You may use either your social security number or your employer identification number (if you have one).

(4) List first and circle the name of the legal trust, estate or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.


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             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

OBTAINING A NUMBER - If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card (for individuals), or Form SS-4, Application for Employer Identification Number (for businesses and all other entities), at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES AND PAYMENTS EXEMPT FROM BACKUP WITHHOLDING - Payees generally exempted from backup withholding on payments include the following: a corporation; a financial institution; an organization exempt from tax under Section 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"); an individual retirement plan; the United States or any agency or instrumentality thereof; a State, the District of Columbia, a possession of the United States or any political subdivision or instrumentality thereof; a foreign government; a political subdivision of a foreign government or any agency or instrumentality thereof; an international organization or any agency or instrumentality thereof; a dealer in securities or commodities required to register in the United States or a possession thereof; a real estate investment trust; a common trust fund operated by a bank under Section 584(a) of the Code; an entity registered at all times during the tax year under the Investment Company Act of 1940; and a foreign central bank of issue.

Payments of dividends and patronage dividends generally not subject to backup withholding include the following:

         Payments to nonresident aliens subject to withholding under Section 1441 of the Code.

         Payments to partnerships not engaged in a trade or business in the United States and which have at least one nonresident partner.

         Payments of patronage dividends were the amount received is not paid in money. Payments made by certain foreign organizations.

Payments of interest generally not subject to backup withholding include the following:

         Payments of interest on obligations issued by individuals. Note: Payees may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payor's trade or business and the payee has not provided his or her correct taxpayer identification number to the payor.

         Payments of tax-exempt interest (including exempt-interest dividends under Section 852 of the Code). Payments described in Section 6049(b)(5) of the Code to nonresident aliens.

         Payments on tax-free covenant bonds under Section 1451 of the Code.

         Payments made by certain foreign organizations.

Exempt payees described above must still complete the Substitute Form W-9 enclosed herewith to avoid possible erroneous backup withholding.

FILE SUBSTITUTE FORM W-9 WITH THE PAYOR, REMEMBERING TO CERTIFY YOUR TAXPAYER IDENTIFICATION NUMBER ON THE FORM AND WRITE "EXEMPT" ON THE FACE OF THE FORM. Payments that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under Sections 6041, 6041A(a), 6042, 6044, 6045, 6049, 6050A and 6050N of the Code.

PRIVACY ACT NOTICE - Section 6109 of the Code requires most recipients of dividend, interest or other payments to give taxpayer identification numbers to payors who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to held verify the accuracy of the recipient's tax return. Payors must be given the numbers whether or not recipients are required to file tax returns. Payors must generally withhold 31% of taxable interest, dividend and certain other payments to a payee who does not furnish a taxpayer identification number to a payor. Certain penalties may also apply.

PENALTIES- (1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER - If you fail to furnish your correct taxpayer identification number to a payor, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect. (2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING - If you make a false statement with no reasonable basis which results in no imposition of backup imposition of withholding, you are subject to a penalty of $500. (3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION - Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

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